Exhibit 21

Subsidiaries of Graco Inc.

The following are subsidiaries of the Company as of December 27, 2019

Subsidiary	Jurisdiction of Organization	Ownership Type[1]	Percent Owned
Alco Components Limited	England and Wales, UK	Indirect	100%
Alco Valves Group Limited	England and Wales, UK	Indirect	100%
Alco Valves Singapore PTE Limited	Singapore	Indirect	100%
Alco Valves (US), Inc.	Texas, USA	Indirect	100%
Gema Europe s.r.l.	Italy	Indirect	100%
Gema México Powder Finishing, S. de R.L. de C.V.	Mexico	Direct & Indirect	100%
Gema (Shanghai) Co., Ltd.	P.R. China	Indirect	100%
Gema Switzerland GmbH	Switzerland	Indirect	100%
Gema USA Inc.	Minnesota, USA	Direct	100%
GFEC Free Zone Uruguay S.A.	Uruguay	Indirect	100%
GFEC Uruguay S.A.	Uruguay	Indirect	100%
GG Manufacturing s.r.l.	Romania	Indirect	100%
Graco Australia Pty Ltd	Australia	Indirect	100%
Graco BV	Belgium	Indirect	100%
Graco Canada Inc.	Canada	Indirect	100%
Graco Chile SpA	Chile	Direct	100%
Graco Colombia S.A.S.	Colombia	Direct	100%
Graco Distribution BV	Belgium	Indirect	100%
Graco do Brasil Ltda.	Brazil	Indirect	100%
Graco Finance Hong Kong Limited	Hong Kong, P.R. China	Direct	100%
Graco Fluid Equipment (Shanghai) Co., Ltd.	P.R. China	Direct	100%
Graco Fluid Equipment (Suzhou) Co., Ltd.	P.R. China	Indirect	100%
Graco Fluid Handling (D) Inc.	Minnesota, USA	Direct	100%
Graco Fluid Handling (H) Inc.	Minnesota, USA	Direct	100%
Graco Fluid Handling (I) Inc.	Minnesota, USA	Direct	100%
Graco Global Holdings	Luxembourg	Indirect	100%
Graco GmbH	Germany	Indirect	100%
Graco High Pressure Equipment Inc.	Minnesota, USA	Direct	100%
Graco Hong Kong Limited	Hong Kong, P.R. China	Indirect	100%
Graco India Private Limited	India	Indirect	100%
Graco International Holdings	Luxembourg	Indirect	100%
Graco K.K.	Japan	Indirect	100%
Graco Korea Inc.	South Korea	Indirect	100%
Graco Limited	England and Wales, UK	Indirect	100%
Graco Malaysia Sdn. Bhd.	Malaysia	Direct	100%
Graco Minnesota Inc.	Minnesota, USA	Direct	100%
Graco Ohio Inc.	Ohio, USA	Direct	100%
Graco S.A.S.	France	Indirect	100%
Graco Serviços e Importação de Máquinas e Equipamentos em Geral Ltda.	Brazil	Indirect	100%
Graco Trading (Shanghai) Co., Ltd.	P.R. China	Indirect	100%
Landtec North America, Inc.	California, USA	Indirect	100%
Q.E.D. Environmental Systems, Inc.	Michigan, USA	Direct	100%
Q.E.D. Environmental Systems Limited	England and Wales, UK	Indirect	100%

SAT (Surface Aluminium Technologies) S.r.l.	Italy	Indirect	100%
Smith Surface Preparation Systems Inc.	Minnesota, USA	Direct	100%
Staffordshire Hydraulic Services Limited	England and Wales, UK	Indirect	100%
White Knight Fluid Handling Inc.	Minnesota, USA	Direct	100%

1     Ownership type indicates whether each subsidiary is directly owned by Graco Inc., indirectly owned by Graco Inc. through direct ownership by one or more of its subsidiaries, or a combination thereof.